AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent (this “Waiver”), dated as of March 13, 2007, is entered into by and among TWL CORPORATION (formerly Trinity Learning Corporation), a Utah corporation (the “Company”), TWL KNOWLEDGE GROUP, INC. (formerly Trinity Workplace Learning Corporation), a Delaware corporation (“TWLK”) and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”).  All terms used herein but not defined herein shall have the meaning ascribed such terms in the Security Agreement (as defined below).

WHEREAS, pursuant to that certain Security Agreement dated as of August 31, 2006, by and among the Company, TWLK and Laurus (the “Security Agreement and, together with the Ancillary Agreements referred to therein, the “Laurus Documents”), Laurus agreed to and did make Revolving Loans and a Term Loan to the Company upon the terms and conditions set forth in the Security Agreement.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement; and

WHEREAS, the Company has requested that Laurus consent to (i) an additional financing whereby the Company would issue to certain accredited investors (the “Investors”) up to an additional $4,000,000 in aggregate principal amount of Subordinated Secured Promissory Notes substantially similar to the existing Subordinated Secured Promissory Notes of the Company originally issued to Palisades Master Fund, LP in the aggregate principal amount of $4,500,000 on March 31, 2006, dated as of the date hereof (the “Subordinated Notes”) on a subordinated basis to those Liens granted by the Company to Laurus.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

CONSENT

1.

Notwithstanding anything to the contrary set forth in the Laurus Documents, Laurus hereby consents to the issuance by the Company of the Subordinated Notes to the Investors to the extent that the terms and conditions of such Subordinate Notes and the other documentation entered into in connection therewith conform in all material respects to the terms and conditions set forth in the Amendment and Purchase Agreement dated March 13, 2007, and summary of the changes set forth in the Amended and Restated Registration Rights Agreement equally dated, attached hereto as Exhibit A and Exhibit B, respectively, provided that no later than 5 business days following the purchase from the Company of the Subordinated Notes by each of the Investors, the respective Investor shall have delivered to Laurus an executed Subordination Agreement on substantially similar terms to the Subordination Agreement executed by and among Laurus and Palisades Master Fund LP on August 28, 2006.

2.

Notwithstanding anything to the contrary set forth in the Laurus Documents, Laurus hereby consents to the reduction of the common stock conversion price set forth in each of (w) the Subordinated Secured Promissory Notes of the Company issued to Palisades Master Fund, LP in the aggregate principal amount of $4,500,000 on March 31, 2006, (x) the Subordinated Notes of the Company to be issued to the Investors in the aggregate principal amount of up to $4,000,000 on the date set forth therein (the “2007 Financing”), (y) the Warrants to be issued to the Investors with (other than the $0.03 exercise price, six month expiration date, and deleted cashless exercise provision) substantially similar to the warrants issued on March 31, 2006,  and (z) the Series A Preferred Stock of the Company set forth in the Company’s Statement of Designation, Powers, Preferences and Rights of Series A Preferred Stock, dated as of August 25, 2006, in each case from $0.10 to $0.03 (collectively the “Reduction in Conversion Price”); provided that the Company shall reduce the “Conversion Price and “Exercise Price” set forth in each Laurus Document from its current amount to $0.08 per share of common stock (to the extent such original Conversion Price or Exercise Price is prior to such reduction greater than or equal to $0.08).

WAIVERS

3.

Laurus hereby waives all liquidated damages that may have accrued through the date hereof pursuant to Section 2(b) of the Registration Rights Agreement (as defined below) as a result solely of the Company’s failure to file a Registration Statement on or prior to the Filing Date, each as defined in the Registration Rights Agreement, dated as of August 31, 2006 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”).

4.

Laurus hereby waives its participation rights under the terms of the Security Agreement, to the extent available as a result of the 2007 Financing and/or triggered by the Reduction in Conversion Price.

AMENDMENTS

5.

To the extent that the Company receives (x) gross proceeds of no less than $2,000,000 and no greater than $4,000,000 from the issuance of the Subordinated Notes and such gross proceeds are used by the Company solely for working capital and payment of accounts payable purposes and not to repay indebtedness of the Company or any of its Subsidiaries, other than accounts payable (other than indebtedness owing to Laurus), Laurus and the Company hereby agree that for the three consecutive Amortization Dates (as defined in the Term Note) following the first date of receipt of the Company of no less than $2,000,000 of gross proceeds (the “Initial Deferral Term”) from the issuance of such Subordinated Notes, the principal portion of the Monthly Amount (as defined in the Term Note) due on each such Amortization Date shall be postponed to, and repaid to Laurus on, the Maturity Date or (y) gross proceeds of no less than $4,000,000 from the issuance of the Subordinated Notes and such gross proceeds are used by the Company solely for working capital and payment of accounts payable purposes and not to repay indebtedness of the Company or any of its Subsidiaries, other than accounts payable (other than indebtedness owing to Laurus), Laurus and the Company hereby agree that for the three consecutive Amortization Dates (as defined in the Term Note) following the Initial Deferral Term (the “Additional Deferral Term”), the principal portion of the Monthly Amount (as defined in the Term Note) due on each such Amortization Date shall be postponed to, and repaid to Laurus on, the Maturity Date; provided that, in the event that any of the proceeds of such Subordinated Notes are used to repay indebtedness of the Company or its Subsidiaries (other than other than indebtedness owing to Laurus) and not otherwise used solely for working capital purposes, all principal deferred hereunder shall become immediately due and payable to Laurus and this Section 4 shall be of no further force or effect.

6.

The Registration Rights Agreement is hereby amended by deleting the definitions of “Filing Date” and “Effectiveness Date” appearing therein and inserting the following new definitions in lieu thereof:

“Effectiveness Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than three hundred sixty-five (365) days following the date hereof and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

“Filing Date” means, with respect to (i) the Registration Statement required to be filed hereunder in respect of the shares of Common Stock issuable upon conversion of the 7% Preferred Stock issued as of the date hereof, a date no later than two hundred ten (210) days following the date hereof, and (ii) the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to the 7% Preferred Stock or otherwise, thirty (30) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price.

MISCELLANEOUS

7.

Each amendment, waiver and consent set forth herein shall only be effective as of the first date upon which (the “Waiver Effective Date”): (i) the Company, TWLK and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Waiver.

8.

Except as specifically set forth in this Waiver, there are no other amendments, modifications or waivers to the Laurus Documents, and all of the other forms, terms and provisions of the Laurus Documents remain in full force and effect.

9.

The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Waiver, (ii) on the date hereof, after giving effect to this Waiver, all representations and warranties made by the Company an/or any of its Subsidiaries in connection with the Laurus Documents are true, correct and complete and (iii) on the date hereof, after giving effect to this Waiver, all of the Company’s and its Subsidiaries covenant requirements have been met.

10.

From and after the Waiver Effective Date, all references in the Laurus Documents shall be deemed to be references to the Laurus Documents as modified hereby.

11.

The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company’s determination that this Waiver is material.  The Company agrees to file an 8-K within 2 business days of the date hereof and in the form otherwise prescribed by the SEC.

12.

This Waiver shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each Company and Laurus has caused this Waiver to the Laurus Documents to be signed in its name effective as of this 13th day of March 2007.

TWL CORPORATION
By: _/s/ Dennis J. Cagan___
Name: Dennis J. Cagan
Title: Chief Executive Officer

TWL KNOWLEDGE GROUP, INC.
By: _/s/ Dennis J. Cagan___
Name: Dennis J. Cagan
Title: Chief Executive Officer

LAURUS MASTER FUND, LTD.

By: _/s/ David Grin___
Name: David Grin
Title: Director

Trinity Investment, G.P. hereby acknowledges that it was assigned on February 28, 2006 all obligations (the “Junior Debt”) of the Company and its Subsidiaries owing to Palisades Master Fund, LP (“Palisades”) and further acknowledges and agrees that such obligations are to continue to be treated as “Junior Liabilities” as defined under the Subordination Agreement, dated as of August 28, 2006 by and between Palisades and Laurus.  Trinity Investment, G.P., as holder of such Junior Debt, further acknowledges and agrees that in respect of such obligations it shall have the rights and obligations of a Subordinated Lender thereunder.

Trinity Investment, G.P.

By: /s/ Laird Q. Cagan
Name: Laird Q. Cagan
Title: Managing General Partner

EXHIBIT A

Amendment and Purchase Agreement dated March 13, 2007

EXHIBIT B

Summary of the Changes Set Forth in the Amended and

Restated Registration Rights Agreement dated March 13, 2007

REGISTRATION

The Company shall file a registration statement on form SB-2 (or any other applicable form) the 60th calendar day (the “Filing Date”) following the date the Company receives a written notice from the Purchasers holding at least the majority of the Registrable Securities requesting the Company to file an initial Registration Statement (the “Initial Filing Date”) and use its best efforts to have it declared effective the 120th calendar day following the Initial Filing Date (or 150th if reviewed by the SEC) (Effectiveness Date). If the Registration Statement is not filed or effective on time or the Company fails to maintain the effectiveness of the Registration Statement, the Company shall pay 1.0 % of the Principal Amount of the Debentures in liquidated damages until such default is cured, subject to an overall limit of up to 3 months of partial liquidated damages.

Endnotes

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